EXHIBIT 21

Subsidiaries of Xerox Corporation

The following companies are subsidiaries of Xerox Corporation as of February 10, 2000. The names of a number of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary                               Incorporated In


Intelligent Electronics, Inc.                    Pennsylvania
Intellinet, Ltd.                                 Pennsylvania
Xerox Connect, Inc.                              Pennsylvania
Xerox de Venezuela, C.A.                         Venezuela
Xerox Argentina, I.C.S.A.                        Argentina
Xerox Canada Capital Ltd.                        Ontario
Xerox Canada Inc.                                Ontario
Xerox Canada Finance Inc.                        Ontario
Xerox Canada Ltd.                                Canada
Xerox de Chile S.A.                              Chile
Xerox (China) Limited                            China
Xerox Financial Services, Inc.                   Delaware
OakRe Life Insurance Company                     Missouri
Ridge Reinsurance Limited                        Bermuda
Talegen Holdings, Inc.                           Delaware
Xerox Credit Corporation                         Delaware
Xerox Investments India Private Limited          India
Xerox Investments (Europe) BV                    Netherlands
Xerox Holdings (Ireland) Limited                 Ireland
Xerox (Europe) Limited                           Ireland
Xerox XF Holdings (Ireland) Limited              Ireland
Xerox Finance (Ireland) Limited                  Ireland
Xerox Capital (Europe) plc                       United Kingdom
Xerox Holding (Nederland) B.V.                   Netherlands
Xerox Limited                                    Hong Kong
Xerox Manufacturing (Nederland) B.V.             Netherlands
Xerox XHB Limited                                Bermuda
Xerox XIB Limited                                Bermuda
Xerox Limited                                    United Kingdom
Fuji Xerox Co., Ltd. *                           Japan
NV Xerox Credit S.A.                             Belgium
NV Xerox Management Services S.A.                Belgium
N.V. Xerox S.A.                                  Belgium
Xerox AB                                         Sweden
Xerox AG                                         Switzerland
Xerox A/S                                        Denmark
Xerox AS                                         Norway
Xerox Austria GmbH                               Austria
Xerox Leasing GmbH                               Austria
Xerox Espana-The Document Company, S.A.U.        Spain
Xerox Exports Limited                            United Kingdom
Xerox Fabricacion S.A.U.                         Spain
Xerox Finance AG                                 Switzerland
Xerox Finance (Nederland) BV                     Netherlands
Xerox de Financiacion S.A.U., E.F.C.             Spain
Xerox GmbH                                       Germany
Xerox Leasing Deutschland GmbH                   Germany
Xerox Hellas AEE                                 Greece
Xerox (Hong Kong) Limited                        Hong Kong
Name of Subsidiary                               Incorporated In

Xerox Modicorp Ltd.                              India
Xerox (Nederland) BV                             Netherlands
Xerox Oy                                         Finland
Xerox Pensions Limited                           United Kingdom
Xerox S.p.A.                                     Italy
Xerox - THE DOCUMENT COMPANY S.A.                France
Xerox (UK) Limited                               United Kingdom
Bessemer Trust Limited                           United Kingdom
Xerox Finance Limited                            United Kingdom
Xerox do Brasil Ltda.                            Brazil
Xerox Real Estate Services, Inc.                 New York
Xerox Servicios Tecnicos, C.A.                   Venezuela

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*    Indicates only 50% is owned, directly or indirectly, by Xerox Corporation.